Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES RECORD THIRD QUARTER
AND NINE MONTH OPERATING RESULTS

ESCONDIDO, CALIFORNIA, October 27, 2011...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced operating results for the third quarter ended September 30, 2011. Access to this document is available at www.realtyincome.com. All per share amounts presented in this press release are on a diluted per common share basis, unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended September 30, 2011 (as compared to the same quarterly period in 2010):
●Revenue increased 23.6% to $107.3 million
●FFO available to common stockholders increased 32.6% to $63.4 million
●AFFO available to common stockholders increased 32.1% to $64.2 million
●FFO per share increased 8.7% to $0.50
●AFFO per share increased 8.5% to $0.51
●Net income available to common stockholders per share increased to $0.27
●Portfolio occupancy increased to 97.7% from 97.3% last quarter
●Same store rents increased 1.8% to $81.1 million
●Invested $462.3 million in 89 new properties and properties under development
●Dividends paid per common share increased 0.9%
●The monthly dividend increased for the 56th consecutive quarter to an annualized amount of $1.74225 per share
●Raised approximately $203.6 million from common stock offering

Financial Results

Revenue
Revenue, for the quarter ended September 30, 2011, increased 23.6% to $107.3 million as compared to $86.8 million for the same quarter in 2010. Revenue for the nine months ended September 30, 2011, increased 22.3% to $307.6 million as compared to $251.6 million for the same period in 2010.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended September 30, 2011, was $34.7 million as compared to $25.6 million for the same quarter in 2010. Net income per share, for the quarter ended September 30, 2011, was $0.27 as compared to $0.25 for the same quarter in 2010.

Net income available to common stockholders, for the nine months ended September 30, 2011, was $97.8 million as compared to $74.7 million for the same period in 2010. Net income per share, for the nine months ended September 30, 2011, was $0.79 as compared to $0.72 for the same period in 2010.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. Impairments and/or gains on property sales vary from quarter to quarter. This variance can significantly impact net income.

During the third quarter of 2011, income from continuing operations available to common stockholders was $0.25 per share as compared to $0.23 per share for the same quarter in 2010.

During the first nine months of 2011, income from continuing operations available to common stockholders was $0.75 per share as compared to $0.67 per share for the same period in 2010.

FFO Available to Common Stockholders
Funds from Operations (FFO), for the quarter ended September 30, 2011, increased 32.6% to $63.4 million as compared to $47.8 million for the same quarter in 2010. FFO per share, for the quarter ended September 30, 2011, increased 8.7% to $0.50 as compared to $0.46 for the same quarter in 2010.

FFO, for the nine months ended September 30, 2011, increased 28.1% to $180.9 million as compared to $141.2 million for the same period in 2010. FFO per share, for the nine months ended September 30, 2011, increased 7.4% to $1.46 as compared to $1.36 for the same period in 2010.

AFFO Available to Common Stockholders
Adjusted Funds from Operations (AFFO), for the quarter ended September 30, 2011, increased 32.1% to $64.2 million as compared to $48.6 million for the same quarter in 2010. AFFO per share, for the quarter ended September 30, 2011, increased 8.5% to $0.51 as compared to $0.47 for the same quarter in 2010.

AFFO, for the nine months ended September 30, 2011, increased 28.4% to $184.8 million as compared to $143.9 million for the same period in 2010. AFFO per share, for the nine months ended September 30, 2011, increased 7.2% to $1.49 as compared to $1.39 for the same period in 2010.

The Company considers FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. AFFO further adjusts FFO for unique revenue and expense items which are not pertinent to the measurement of our ongoing operating performance. See our reconciliation of net income available to common stockholders to FFO and AFFO on page seven.

Dividend Information
In September 2011, Realty Income announced the 56th consecutive quarterly dividend increase, which is the 63rd increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of September 30, 2011, was $1.74225 per share. The amount of the monthly dividends paid, for the nine months ended September 30, 2011, increased 0.9% to $1.301 per share from $1.290 per share in the same period of 2010. Through September 30, 2011, the Company has paid 494 consecutive monthly dividends, and nearly $2.1 billion in monthly dividends since 1969. Realty Income has a dividend reinvestment and stock purchase program that can be accessed at www.realtyincome.com. The program is administered by Wells Fargo Shareowner Services.

Real Estate Portfolio Update

As of September 30, 2011, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 2,600 properties located in 49 states, leased to 134 retail chains and other commercial enterprises doing business in 38 industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.1 years. Crest Net Lease, a subsidiary company of Realty Income, had an inventory of three properties at September 30, 2011, with a carrying value of $3.0 million.

Portfolio Management Activities
The Company’s portfolio of commercial real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of September 30, 2011, portfolio occupancy was 97.7% with 59 properties available for lease out of a total of 2,600 properties in the portfolio, as compared to 97.3% portfolio occupancy as of June 30, 2011 and 96.6% as of December 31, 2010.

Rent Increases
During the quarter ended September 30, 2011, same store rents on 2,159 properties under lease increased 1.8% to $81.1 million, as compared to $79.7 million for the same quarter in 2010. During the nine months ended September 30, 2011, same store rents on 2,159 properties under lease increased 1.5% to $243.0 million, as compared to $239.3 million for the same period in 2010.

Property Acquisitions
During the third quarter of 2011, Realty Income invested $462.3 million in 89 new properties and properties under development. The new properties are located in 15 states and are 100% leased with an initial average lease term of 9.6 years and an initial average lease yield of 8.1%.

During the nine months ended September 30, 2011, Realty Income invested $826.4 million in 125 new properties and properties under development. The new properties are located in 25 states and are 100% leased with an initial average lease term of 11.3 years and an initial average lease yield of 7.9%.

Realty Income maintains a $425 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of September 30, 2011, outstanding borrowings on the Company’s acquisition credit facility were $96.6 million. In addition, the Company had cash and cash equivalents of $5.5 million at September 30, 2011.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program in the third quarter of 2011. The objective of this program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio, increase the average lease length, or decrease tenant or industry concentration.

During the quarter ended September 30, 2011, Realty Income sold 12 properties for $7.4 million, which resulted in a gain on sales of $3.1 million. During the nine months ended September 30, 2011, Realty Income sold 21 properties for $12.5 million, which resulted in a gain on sales of $4.5 million.

Other Activities

Raised Approximately $203.6 million from Common Stock Offering
The Company completed a public offering of 6,300,000 shares of common stock priced at $34.00 per share. Net proceeds from the offering, after underwriting discounts and estimated offering expenses payable by the Company, were approximately $203.6 million. The offering was upsized from an original amount of 6,000,000 shares to the final offering size of 6,300,000 shares.

Direct Stock Purchase and Dividend Reinvestment Plan (the “Stock Plan”)
During the third quarter of 2011, Realty Income issued 17,081 common shares via its Stock Plan at an average price of $33.49 per share. The Plan generated gross proceeds of $583,000 during the quarter. For the nine months ended September 30, 2011, the Company issued 38,643 common shares via the Stock Plan, at an average price of $33.93 per share, raising gross proceeds of $1.34 million.

CEO Comments on Operating Results
Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer, Tom A. Lewis said, “We are pleased to report substantial increases in rental revenue and funds from operations (FFO) during the third quarter of 2011. In addition, our net-leased property portfolio continued to exhibit consistent performance during the quarter, and same store rents on 2,159 properties under lease also increased 1.8% versus the same quarter one year ago.”

“During the third quarter, we were very active in property acquisitions, investing over $462 million in 89 new properties. The new properties were acquired at an average lease yield of 8.1% and an initial average lease term of 9.6 years. This brings the total acquisition volume in 2011 to over $826 million invested in 125 new properties at an average lease yield of 7.9%, and an initial average lease term of 11.3 years. We recently revised our acquisition outlook, for 2011, from $600 to $800 million, to over $850 million that we anticipate could be invested by the end of the year. Our revised outlook is based on the continued, substantial flow of viable acquisition opportunities for us to review, opportunities that will allow us to further diversify our sources of revenue with quality tenants in solid performing industries.”

“We have been successful in permanently funding the majority of 2011 acquisitions, through a common stock offering in September 2011, that raised approximately $204 million in net proceeds, a March 2011 common stock offering where we raised about $286 million, and a $150 million re-opening in June 2011 of our 30-year bonds originally issued in 2005, all of which provided us with total permanent funding this year of approximately $640 million. Our ability to access capital this year provides us with ample liquidity to fund any additional large acquisition opportunities that may arise throughout the remainder of 2011 and into 2012.”

 “Most important to our shareholders is our ability to continue to increase the amount of the monthly dividend. We are pleased that our operations, once again, allowed us to increase the dividend amount during the third quarter. Providing monthly dividends that increase over time is our mission, so we remain focused on operating the business in a manner that supports the payment of monthly dividends to our shareholders that increase over time.”

FFO Commentary
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, and charges for property impairments.

2011 Estimates
Realty Income estimates that 2011 FFO per share should range from $1.97 to $1.98 per share, an increase of 7.7% to 8.2% over 2010 FFO per share of $1.83. FFO per share for 2011 is based on an estimated net income per share range of $1.13 to $1.14, plus estimated real estate depreciation of $0.90, and reduced by potential gains on sales of investment properties of $0.06 per share (in accordance with NAREIT’s definition of FFO).

The Company estimates that 2011 Adjusted Funds from Operations (AFFO) should range from $2.01 to $2.02 per share, an increase of 8.1% to 8.6% over 2010 AFFO per share of $1.86. AFFO per share estimates for 2011 are based on adding back items to FFO totaling approximately $0.08, that reduce net income in accordance with Generally Accepted Accounting Principles (GAAP), and deducting capitalized expenditures and straight-line rent revenue items totaling approximately $0.04, for a net increase of approximately $0.04 over FFO.

2012 Estimates
The Company estimates that 2012 FFO per share should range from $2.07 to $2.11 per share, an increase of 4.5% to 7.1% over 2011 estimated FFO per share of $1.97 to $1.98. The FFO per share estimates for 2012 are based on an estimated net income per share range of $1.17 to $1.21, plus estimated real estate depreciation of $0.95, and reduced by potential gains on sales of investment properties of $0.05 per share (in accordance with NAREIT’s definition of FFO).

The Company estimates that 2012 Adjusted Funds from Operations (AFFO) should range from $2.11 to $2.16 per share, an increase of 4.5% to 7.5% over 2011 estimated AFFO per share of $2.01 to $2.02. The AFFO per share estimates for 2012 are based on adding back items to FFO totaling $0.08 to $0.09 that reduce net income, in accordance with GAAP, and deducting capitalized expenditures and straight-line rent revenue items totaling approximately $0.04, for a net increase of $0.04 to $0.05 over FFO.

The Company considers FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. AFFO further adjusts FFO for unique revenue and expense items which are not pertinent to the measurement of our ongoing operating performance.

About Realty Income
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of September 30, 2011, the Company had paid 494 consecutive monthly dividends throughout its 42-year operating history. The monthly income is supported by the cash flows from 2,600 properties owned under long-term lease agreements with 134 leading regional and national retail chains and other commercial enterprises. The Company is an active buyer of net-leased properties nationwide. Additional information about the Company can be obtained from the corporate website at www.realtyincome.com.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/invest/newsroom-library/press-releases.shtml.

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2011 and 2010
(dollars in thousands, except per share amounts)

	Three Months Ended 9/30/11	Three Months Ended 9/30/10	Nine Months Ended 9/30/11	Nine Months Ended 9/30/10
REVENUE
Rental	$106,808	$86,749	$306,746	$251,237
Other	488	84	886	385
Total revenue	107,296	86,833	307,632	251,622

EXPENSES
Depreciation and amortization	31,869	23,941	87,542	70,145
Interest	28,550	25,135	79,318	68,106
General and administrative	7,143	6,165	23,001	19,526
Property	1,698	1,742	5,102	5,324
Income taxes	367	335	1,102	890
Total expenses	69,627	57,318	196,065	163,991
Income from continuing operations	37,669	29,515	111,567	87,631
Income from discontinued operations	3,111	2,139	4,460	5,276

Net income	40,780	31,654	116,027	92,907
Preferred stock cash dividends	(6,063)	(6,063)	(18,190)	(18,190)
Net income available to common stockholders	$34,717	$25,591	$97,837	$74,717

Funds from operations available to common stockholders (FFO)	$63,405	$47,804	$180,936	$141,247

Adjusted funds from operations available to common stockholders (AFFO)	$64,239	$48,585	$184,847	$143,930

Per share information for common stockholders:

Income from continuing operations, basic and diluted	$0.25	$0.23	$0.75	$0.67

Net income, basic and diluted	$0.27	$0.25	$0.79	$0.72

FFO, basic and diluted	$0.50	$0.46	$1.46	$1.36

AFFO, basic and diluted	$0.51	$0.47	$1.49	$1.39

Cash dividends paid per share	$0.435	$0.431	$1.301	$1.290

FUNDS FROM OPERATIONS (FFO)
(dollars in thousands, except per share amounts)

	Three Months Ended 9/30/11	Three Months Ended 9/30/10	Nine Months Ended 9/30/11	Nine Months Ended 9/30/10

Net income available to common stockholders	$34,717	$25,591	$97,837	$74,717
Depreciation and amortization:
Continuing operations	31,869	23,941	87,542	70,145
Discontinued operations	26	260	264	892
Depreciation of furniture, fixtures & equipment	(58)	(69)	(178)	(223)
Gain on sales of investment properties:
Continuing operations	(55)	--	(210)	--
Discontinued operations	(3,094)	(1,919)	(4,319)	(4,284)
Funds from operations available to common stockholders	$63,405	$47,804	$180,936	$141,247

FFO per common share, basic and diluted	$0.50	$0.46	$1.46	$1.36

Dividends paid to common stockholders	$55,145	$45,026	$161,276	$134,700

FFO in excess of dividends paid to common stockholders	$8,260	$2,778	$19,660	$6,547

Weighted average number of common shares used for computation per share:
Basic	126,376,201	103,830,029	123,921,317	103,781,108
Diluted	126,582,609	103,977,023	124,013,142	103,887,679

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets reduced by gains on sales of investment properties and extraordinary items.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)
(dollars in thousands, except per share amounts)

Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).

	Three Months Ended 9/30/11	Three Months Ended 9/30/10	Nine Months Ended 9/30/11	Nine Months Ended 9/30/10

Net income available to common stockholders	$34,717	$25,591	$97,837	$74,717
Cumulative adjustments to calculate FFO(1)	28,688	22,213	83,099	66,530
FFO available to common stockholders	$63,405	47,804	$180,936	141,247
Amortization of share-based compensation	1,751	1,347	6,098	4,824
Amortization of deferred financing costs(2)	486	431	1,335	1,114
Provisions for impairment	169	84	378	171
Capitalized leasing costs and commissions	(595)	(238)	(1,243)	(874)
Capitalized building improvements	(528)	(438)	(1,737)	(1,404)
Other adjustments(3)	(449)	(405)	(920)	(1,148)
Total AFFO available to common stockholders	$64,239	$48,585	$184,847	$143,930

AFFO per common share, basic and diluted	$0.51	$0.47	$1.49	$1.39

Dividends paid to common stockholders	$55,145	$45,026	$161,276	$134,700

AFFO in excess of dividends paid to common stockholders	$9,094	$3,559	$23,571	$9,230

(1)	See FFO calculation above for reconciling items.
(2)
Includes the amortization of costs incurred and capitalized when our senior notes were issued in March 2003, November 2003, March 2005, September 2005, September 2006, September 2007, June 2010 and June 2011. Additionally, this includes the amortization of deferred financing costs incurred and capitalized in connection with our assumption of the mortgages payable in 2011.  These costs are being amortized over the lives of the respective mortgages. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

(3)	Includes straight-line rent revenue, and the amortization of above and below-market leases.

HISTORICAL FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended September 30,	2011	2010	2009	2008	2007

Net income available to common stockholders	$34,717	$25,591	$27,089	$28,634	$27,910
Depreciation and amortization	31,837	24,132	22,879	22,844	19,514
Gain on sales of investment properties	(3,149)	(1,919)	(1,814)	(5,730)	(799)
Total FFO	$63,405	$47,804	$48,154	$45,748	$46,625

Total FFO per diluted share	$0.50	$0.46	$0.47	$0.46	$0.47

Total FFO	$63,405	$47,804	$48,154	$45,748	$46,625
Less FFO contributed by Crest	(190)	(221)	(207)	(238)	(1,937)
FFO before Crest contribution	$63,215	$47,583	$47,947	$45,510	$44,688

FFO components, per diluted share(1):
FFO before Crest contribution	$0.50	$0.46	$0.46	$0.45	$0.45
Crest FFO contribution	$0.00	$0.00	$0.00	$0.00	$0.02

Total FFO	$0.50	$0.46	$0.47	$0.46	$0.47

AFFO	$64,239	$48,585	$48,499	$46,696	$47,571

AFFO per diluted share	$0.51	$0.47	$0.47	$0.47	$0.47

Cash dividends paid per share	$0.435	$0.431	$0.427	$0.417	$0.391
Weighted average diluted shares outstanding	126,582,609	103,977,023	103,481,892	100,420,070	100,252,953

For the nine months ended September 30,	2011	2010	2009	2008	2007

Net income available to common stockholders	$97,837	$74,717	$77,606	$79,320	$89,043
Depreciation and amortization	87,628	70,814	68,713	68,616	56,071
Gain on sales of investment properties	(4,529)	(4,284)	(4,250)	(9,439)	(3,190)
Total FFO	$180,936	$141,247	$142,069	$138,497	$141,924

Total FFO per diluted share	$1.46	$1.36	$1.37	$1.38	$1.41

Total FFO	$180,936	$141,247	$142,069	$138,497	$141,924
Less FFO contributed by Crest	(559)	(585)	(308)	(1,338)	(7,967)
FFO before Crest contribution	$180,377	$140,662	$141,761	$137,159	$133,957

FFO components, per diluted share(1):
FFO before Crest contribution	$1.45	$1.35	$1.37	$1.37	$1.34
Crest FFO contribution	$0.00	$0.01	$0.00	$0.01	$0.08

Total FFO	$1.46	$1.36	$1.37	$1.38	$1.41

AFFO	$184,847	$143,930	$144,118	$144,604	$144,768

AFFO per diluted share	$1.49	$1.39	$1.39	$1.44	$1.44

Cash dividends paid per share	$1.301	$1.290	$1.279	$1.239	$1.152
Weighted average diluted shares outstanding	124,013,142	103,887,679	103,532,894	100,462,396	100,326,859

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of September 30, 2011 and December 31, 2010
(dollars in thousands, except per share amounts)

	2011	2010
ASSETS
Real estate, at cost:
Land	$1,689,523	$1,520,413
Buildings and improvements	3,111,258	2,592,449
Total real estate, at cost	4,800,781	4,112,862
Less accumulated depreciation and amortization	(786,863)	(711,615)
Net real estate held for investment	4,013,918	3,401,247
Real estate held for sale, net	4,158	3,631
Net real estate	4,018,076	3,404,878
Cash and cash equivalents	5,543	17,607
Accounts receivable, net	12,065	11,301
Goodwill	17,206	17,206
Other assets, net	221,884	84,598
Total assets	$4,274,774	$3,535,590

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$21,360	$19,051
Accounts payable and accrued expenses	34,538	47,019
Other liabilities	28,584	22,555
Line of credit payable	96,600	--
Mortgages payable, net	68,150	--
Notes payable	1,750,000	1,600,000
Total liabilities	1,999,232	1,688,625

Stockholders’ equity:
Preferred stock and paid in capital, par value $0.01 per share, 20,000,000 shares authorized, 13,900,000 issued and outstanding in 2011 and 2010	337,790	337,790
Common stock and paid in capital, par value $0.01 per share, 200,000,000 shares authorized, 133,202,323 and 118,058,988 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	2,560,612	2,066,287
Distributions in excess of net income	(622,860)	(557,112)
Total stockholders’ equity	2,275,542	1,846,965
Total liabilities and stockholders’ equity	$4,274,774	$3,535,590

Realty Income Performance vs. Major Stock Indices

			Equity						NASDAQ
	Realty Income		REIT Index(1)		DJIA		S&P 500		Composite
	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total
	Yield	Return(2)	Yield	Return(3)	Yield	Return(3)	Yield	Return(3)	Yield	Return(4)

1995	8.3%	42.0%	7.4%	15.3%	2.4%	36.9%	2.3%	37.6%	0.6%	39.9%
1996	7.9%	15.4%	6.1%	35.3%	2.2%	28.9%	2.0%	23.0%	0.2%	22.7%
1997	7.5%	14.5%	5.5%	20.3%	1.8%	24.9%	1.6%	33.4%	0.5%	21.6%
1998	8.2%	5.5%	7.5%	(17.5%)	1.7%	18.1%	1.3%	28.6%	0.3%	39.6%
1999	10.5%	(8.7%)	8.7%	(4.6%)	1.3%	27.2%	1.1%	21.0%	0.2%	85.6%
2000	8.9%	31.2%	7.5%	26.4%	1.5%	(4.7%)	1.2%	(9.1%)	0.3%	(39.3%)
2001	7.8%	27.2%	7.1%	13.9%	1.9%	(5.5%)	1.4%	(11.9%)	0.3%	(21.1%)
2002	6.7%	26.9%	7.1%	3.8%	2.6%	(15.0%)	1.9%	(22.1%)	0.5%	(31.5%)
2003	6.0%	21.0%	5.5%	37.1%	2.3%	28.3%	1.8%	28.7%	0.6%	50.0%
2004	5.2%	32.7%	4.7%	31.6%	2.2%	5.6%	1.8%	10.9%	0.6%	8.6%
2005	6.5%	(9.2%)	4.6%	12.2%	2.6%	1.7%	1.9%	4.9%	0.9%	1.4%
2006	5.5%	34.8%	3.7%	35.1%	2.5%	19.0%	1.9%	15.8%	0.8%	9.5%
2007	6.1%	3.2%	4.9%	(15.7%)	2.7%	8.8%	2.1%	5.5%	0.8%	9.8%
2008	7.3%	(8.2%)	7.6%	(37.7%)	3.6%	(31.8%)	3.2%	(37.0%)	1.3%	(40.5%)
2009	6.6%	19.3%	3.7%	28.0%	2.6%	22.6%	2.0%	26.5%	1.0%	43.9%
2010	5.1%	38.6%	3.5%	27.9%	2.6%	14.0%	1.9%	15.1%	1.2%	16.9%
YTD Q3 2011	5.4%	(1.9%)	4.1%	(6.0%)	2.9%	(3.9%)	2.3%	(8.7%)	1.1%	(9.0%)
Compounded Average Annual Total Return(5)		16.9%		9.8%		8.6%		7.3%		7.0%

Note: All of these Dividend Yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by closing price as of period end. Dividend Yield sources: NAREIT website and Bloomberg.

(1)	FTSE NAREIT US Equity REIT Index, as per NAREIT website.
(2)
Calculated as the difference between the closing stock price as of period end less the closing stock price as of previous period, plus dividends paid in period, divided by closing stock price as of end of previous period. Does not include reinvestment of dividends.

(3)	Includes reinvestment of dividends. Sources: NAREIT website and Factset.
(4)	Price only index, does not include dividends. Source: Factset.
(5)
All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income's NYSE listing on October 18, 1994 through September 30, 2011, and assuming reinvestment of dividends, except for NASDAQ.  Past performance does not guarantee future performance.  Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Property Type Diversification

The following table sets forth certain property type information regarding Realty Income’s property portfolio as of September 30, 2011 (dollars in thousands):

		Approximate	Rental Revenue for	Percentage of
	Number of	Leasable	the Quarter Ended	Rental
Property Type	Properties	Square Feet	September 30, 2011(1)	Revenue
Retail	2,545	21,602,900	$91,710	85.8%
Agriculture	14	184,500	4,937	4.6
Distribution	12	1,979,300	3,378	3.2
Manufacturing	6	1,418,600	2,492	2.3
Office	8	778,500	2,786	2.6
Industrial	15	850,500	1,543	1.5
Totals	2,600	26,814,300	$106,846	100.0%

(1)
Includes rental revenue for all properties owned by Realty Income at September 30, 2011, including revenue from properties reclassified to discontinued operations of $56. Excludes revenue of $18 from properties owned by Crest.

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended September 30, 2011	Dec 31, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005
Apparel stores	1.4%	1.2%	1.1%	1.1%	1.2%	1.7%	1.6%
Automotive collision services	0.9	1.0	1.1	1.0	1.1	1.3	1.3
Automotive parts	1.1	1.4	1.5	1.6	2.1	2.8	3.4
Automotive service	3.7	4.7	4.8	4.8	5.2	6.9	7.6
Automotive tire services	5.2	6.4	6.9	6.7	7.3	6.1	7.2
Aviation	0.8	--	--	--	--	--	--
Beverages	5.6	3.0	--	--	--	--	--
Book stores	0.1	0.1	0.2	0.2	0.2	0.2	0.3
Business services	*	*	*	*	0.1	0.1	0.1
Child care	5.2	6.5	7.3	7.6	8.4	10.3	12.7
Consumer electronics	0.5	0.6	0.7	0.8	0.9	1.1	1.3
Convenience stores	18.3	17.1	16.9	15.8	14.0	16.1	18.7
Crafts and novelties	0.2	0.3	0.3	0.3	0.3	0.4	0.4
Drug stores	3.8	4.1	4.3	4.1	2.7	2.9	2.8
Education	0.7	0.8	0.9	0.8	0.8	0.8	0.8
Entertainment	1.0	1.2	1.3	1.2	1.4	1.6	2.1
Equipment services	0.4	0.2	0.2	0.2	0.2	0.2	0.4
Financial services	0.6	0.2	0.2	0.2	0.2	0.1	0.1
Food processing	1.1	--	--	--	--	--	--
General merchandise	0.6	0.8	0.8	0.8	0.7	0.6	0.5
Grocery stores	1.5	0.9	0.7	0.7	0.7	0.7	0.7
Health and fitness	6.1	6.9	5.9	5.6	5.1	4.3	3.7
Home furnishings	1.1	1.3	1.3	2.4	2.6	3.1	3.7
Home improvement	1.6	2.0	2.2	2.1	2.4	3.4	1.1
Motor vehicle dealerships	2.4	2.6	2.7	3.2	3.1	3.4	2.6
Office supplies	0.8	0.9	1.0	1.0	1.1	1.3	1.5
Packaging	0.7	--	--	--	--	--	--
Paper	0.2	--	--	--	--	--	--
Pet supplies and services	0.7	0.9	0.9	0.8	0.9	1.1	1.3
Restaurants - casual dining	10.9	13.4	13.7	14.3	14.9	7.0	5.5
Restaurants - quick service	6.4	7.7	8.3	8.2	6.6	4.9	3.9
Shoe stores	0.2	0.1	--	--	--	--	0.3
Sporting goods	2.6	2.7	2.6	2.3	2.6	2.9	3.4
Telecommunications	0.9	--	--	--	--	--	--
Theaters	9.2	8.9	9.2	9.0	9.0	9.6	5.2
Transportation services	2.1	0.2	0.2	0.2	0.2	0.3	0.3
Video rental	0.0	0.2	1.0	1.1	1.7	2.1	2.5
Wholesale clubs	*	--	--	--	--	--	--
Other	1.4	1.7	1.8	1.9	2.3	2.7	3.0
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
*  Less than 0.1%

 (1) Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest.

Tenant Diversification

Largest Tenants based on Percentage of Total Portfolio Rental Revenue at September 30, 2011
AMC Theatres	5.4%	NPC International/Pizza Hut	2.7%
Diageo	5.0%	BJ’s Wholesale Club	2.7%
L.A. Fitness	4.7%	Rite Aid	2.7%
Northern Tier Energy/Super America	4.5%	FreedomRoads/Camping World	2.4%
Hometown Buffet	4.3%	La Petite Academy	2.3%
Friendly’s Ice Cream	3.6%	TBC Corporation	2.3%
Regal Cinemas	3.5%	Couche-Tard/Circle K	2.2%
The Pantry	3.2%

Lease Expirations

The following table sets forth certain information regarding Realty Income's property portfolio regarding the timing of the lease term expirations (excluding rights to extend a lease at the option of the tenant) on our 2,526 net leased, single-tenant properties as of September 30, 2011 (dollars in thousands):

	Total Portfolio				Initial Expirations(3)			Subsequent Expirations(4)
Year	Number of Leases Expiring(1)	Approx. Leasable Sq. Feet	Rental Revenue for the Quarter Ended Sept. 30, 2011(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Sept. 30, 2011	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Sept. 30, 2011	% of Total Rental Revenue
2011	44	319,800	$1,143	1.1%	18	$513	0.5%	26	$630	0.6%
2012	155	1,093,400	3,440	3.3	43	1,350	1.3	112	2,090	2.0
2013	162	1,367,500	5,325	5.1	65	2,976	2.8	97	2,349	2.3
2014	126	990,600	3,694	3.5	31	1,641	1.6	95	2,053	1.9
2015	158	891,800	4,059	3.9	79	2,391	2.3	79	1,668	1.6
2016	162	839,200	3,442	3.3	113	2,296	2.2	49	1,146	1.1
2017	58	722,200	2,493	2.4	41	2,141	2.1	17	352	0.3
2018	84	1,242,900	3,307	3.2	74	3,040	2.9	10	267	0.3
2019	140	1,565,700	6,643	6.3	132	6,220	5.9	8	423	0.4
2020	85	1,597,400	4,889	4.7	75	4,544	4.4	10	345	0.3
2021	186	1,975,600	8,502	8.1	178	7,934	7.6	8	568	0.5
2022	105	879,400	4,457	4.3	104	4,409	4.3	1	48	*
2023	252	2,094,000	9,887	9.4	250	9,814	9.3	2	73	0.1
2024	63	565,000	2,448	2.3	63	2,448	2.3	--	--	--
2025-2043	746	9,163,500	41,073	39.1	730	40,717	38.8	16	356	0.3
Totals	2,526	25,308,000	$104,802	100.0%	1,996	$92,434	88.3%	530	$12,368	11.7%

*Less than 0.1%

(1)
Excludes 15 multi-tenant properties and 59 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)
Includes rental revenue of $56 from properties reclassified as discontinued operations and excludes revenue of $2,044 from 15 multi-tenant properties and from 59 vacant and unleased properties at September 30, 2011. Excludes revenue of $18 from three properties owned by Crest.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.
(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income's property portfolio as of September 30, 2011 (dollars in thousands):

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended September 30, 2011(1)	Percentage of Rental Revenue
Alabama	62	97%	420,200	$1,851	1.7%
Alaska	2	100	128,500	287	0.3
Arizona	83	98	561,700	2,845	2.7
Arkansas	17	100	92,400	383	0.4
California	93	100	2,159,400	11,186	10.5
Colorado	59	97	499,000	1,913	1.8
Connecticut	23	96	269,100	1,185	1.1
Delaware	17	100	33,300	431	0.4
Florida	184	97	1,926,000	7,642	7.2
Georgia	144	97	1,273,300	4,750	4.4
Hawaii	--	--	--	--	--
Idaho	12	83	80,700	316	0.3
Illinois	101	99	1,335,900	5,995	5.6
Indiana	81	96	799,000	3,555	3.3
Iowa	21	100	290,600	1,021	1.0
Kansas	37	92	642,900	1,330	1.2
Kentucky	23	100	134,700	707	0.7
Louisiana	33	100	296,300	1,199	1.1
Maine	3	100	22,500	162	0.1
Maryland	29	100	384,000	1,611	1.5
Massachusetts	64	98	575,400	2,551	2.4
Michigan	54	100	287,200	1,326	1.2
Minnesota	150	100	1,003,600	6,755	6.3
Mississippi	72	97	360,700	1,588	1.5
Missouri	76	96	1,027,500	3,642	3.4
Montana	2	100	30,000	77	0.1
Nebraska	19	95	196,300	491	0.5
Nevada	14	100	308,800	1,002	0.9
New Hampshire	15	100	217,200	592	0.6
New Jersey	33	100	260,400	1,945	1.8
New Mexico	9	100	58,400	198	0.2
New York	42	98	776,200	2,820	2.6
North Carolina	94	100	572,400	3,007	2.8
North Dakota	6	100	36,600	59	0.1
Ohio	135	96	1,127,400	3,841	3.6
Oklahoma	35	100	752,400	1,505	1.4
Oregon	19	100	373,500	1,160	1.1
Pennsylvania	103	99	905,800	3,646	3.4
Rhode Island	3	100	11,000	59	0.1
South Carolina	98	100	371,400	2,314	2.2
South Dakota	10	100	89,800	186	0.2
Tennessee	129	97	747,800	2,980	2.8
Texas	216	97	3,176,700	9,958	9.3
Utah	5	100	92,100	251	0.2
Vermont	4	100	12,700	128	0.1
Virginia	105	98	1,519,400	4,328	4.0
Washington	34	94	276,500	997	0.9
West Virginia	2	100	23,000	121	0.1
Wisconsin	27	93	269,200	950	0.9
Wyoming	1	0	5,400	0	0.0
Totals/Average	2,600	98%	26,814,300	$106,846	100.0%

(1)
Includes rental revenue for all properties owned by Realty Income at September 30, 2011, including revenue from properties reclassified as discontinued operations of $56.  Excludes revenue of $18 from properties owned by Crest.